UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3111 W. Dr. MLK Blvd., Ste 100, Tampa, FL 33607
(Address of principal executive offices) (Zip code)

(813) 418-5250

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc., an Alabama corporation, and Deer Valley Finance, Corp., a Florida corporation.

Item 8.01.	Other Events.

Effective April 18, 2012, the Company and Fifth Third Bank modified the minimum liquidity financial ratio in each of the Company’s (a) $5,000,000 line of credit used for display model financing for dealers of products produced by the Company, (b) $3,000,000 line of credit used for short term working capital financing, letters of credit and as a bridge loan on financing the sale of retail units manufactured by the Company, and (c) real estate term loan.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Third Amendment to Revolving Credit Loan and Security Agreement - $5,000,000

10.2	Third Amendment to Revolving Credit Loan and Security Agreement - $3,000,000

10.3	Fourth Amendment to Loan Agreement – Real Estate Loan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	/s/ Charles Masters
Name:	Charles G. Masters
Title:	President, Chief Executive Officer
Dated: April 24, 2012